UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2022

Remark Holdings, Inc.

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Commerce Street Las Vegas, NV	89106	702-701-9514
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MARK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On December 6, 2022, Remark Holdings, Inc. (“we”, “us” or “our”) held a special meeting of stockholders (the "Special Meeting”). We submitted the following matters to a vote of our stockholders at the Special Meeting:

•to approve an amendment to our Amended and Restated Certificate of Incorporation (the "Amendment") to effect a reverse stock split of all of the outstanding shares of our common stock at a ratio of not less than 1-for-10 and not more than 1-for-20, with the exact ratio to be set at a whole number within this range by our Board of Directors in its sole discretion (the “Reverse Stock Split Proposal”);

•to approve, in accordance with Nasdaq Rule 5635(d), the potential issuance of 20% or more of our common stock pursuant to our convertible subordinated debenture and equity line of credit with Ionic Ventures, LLC (the “Nasdaq Proposal”).

As of October 11, 2022, the record date of the Special Meeting, 106,407,769 shares of our common stock were outstanding and eligible to vote.

Our stockholders, by the requisite vote, approved the Reverse Stock Split Proposal and the Nasdaq Proposal. The table below presents the number of votes for or against, as well as the number of abstentions and broker non-votes, as to each such matter.

	For	Against	Abstain	Broker Non-Votes
Approval of Reverse Stock Split Proposal	53,735,908	9,932,802	1,036,937	N/A
Approval of Nasdaq Proposal	20,523,586	4,468,676	403,745	39,309,640

Item 8.01 Other Events.

Following stockholder approval of the Reverse Stock Split Proposal, on December 9, 2022, our Board of Directors approved a reverse stock split ratio of 1-for-10.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remark Holdings, Inc.

Date:	December 12, 2022	By:	/s/ Kai-Shing Tao
		Name:	Kai-Shing Tao
		Title:	Chief Executive Officer